                                   Exhibit 11
                                   ----------
                            Template Software, Inc.
                    Computation of Earnings per Common Share



                                                                              1997          1996           1995
                                                                      ---------------------------------------------


PRIMARY EARNINGS PER SHARE
Net Income                                                                 $2,379,793     $1,045,068       $327,092
                                                                      =============================================
Weighted average shares of common shares outstanding                        4,091,566      2,182,260      2,182,260
Weighted average effect of common shares equivalents (using the
treasury stock method)                                                      1,726,650      1,883,754      1,469,018
Common shares issued within one year of initial filing                                        64,014         64,014
Common shares equivalents issued within one year of initial filing                           940,532        940,532
                                                                            5,818,216      4,643,919      4,655,824
                                                                      =============================================
Primary net income per common share and common share equivalents                               $0.23          $0.07
                                                                      =============================================
                                                                                $0.41          $0.23          $0.07
FULLY DILUTED EARNINGS PER SHARE
Net income                                                                 $2,379,793     $1,045,068       $327,092
                                                                      =============================================
Weighted average shares of common shares outstanding                        4,091,566      2,182,260      2,182,260
Weighted average effect of common shares equivalents (using the
treasury stock method)                                                      1,768,947      1,883,754      1,469,018
Common shares issued within one year of initial filing                                        64,014         64,014
Common shares equivalents issued within one year of initial filing                           940,532        940,532
                                                                      ---------------------------------------------
                                                                            5,860,513      4,643,919      4,655,824
                                                                      =============================================
Primary net income per common share and common share equivalents                $0.41          $0.23          $0.07
                                                                      =============================================